Exhibit 10.1

AGREEMENT

THIS AGREEMENT (“Agreement”) is executed on the ___ day of February, 2007 by and between Simex Technologies, Inc. ("Simex") and Probity Investigations, Inc. (“Probity”).

WHEREAS, Simex, Probity and G. Todd Redding (“Redding”) entered into a Memorandum of Understanding dated August 31, 2004, under which Simex agreed to convey Remote Business, Inc. (“RBI”), a wholly-owned subsidiary of Simex, to Probity pursuant to formal legal documents to be prepared later, with a closing to be held no later than September 7, 2004;

WHEREAS, Simex and Probity completed the transfer of RBI to Probity, and since September 2004 Redding has owned, controlled and operated the business of RBI as if he was the owner thereof, but the parties cannot locate any signed documents, and are therefore executing this agreement to memorialize the transfer that took place and to resolve other issues amongst themselves;

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.

Transfer of RBI to Probity.  Probity hereby confirms that Simex has transferred all right, title and interest in and to all shares of common stock of RBI to Probity effective as of September 7, 2004.

2.

Delivery of Simex Shares.  Probity shall promptly deliver to Simex 500,000 shares of common stock of Simex (represented by certificate no. 5192 issued in the name of Probity on December 10, 2003), duly endorsed and medallion guaranteed, along with a board resolution of Probity authorizing the transfer of such shares to Simex.  In addition, Probity shall provide Simex with a copy of the board resolution authorizing the prior sale of 9,300,000 shares of Simex to Montain Sebring Generale, LLC.

3.

Release of Probity Loan.  Simex hereby releases and discharges Probity from a loan which it made to Probity in the original principal amount of $30,000, and shall promptly execute and deliver to Probity a UCC-3 Termination Statement to release the security interest it has in certain assets of Probity to secure said loan.

4.

General Release.  Each party hereby fully releases and discharges the other party, and its officers, directors, employees, agents, attorneys, accountants, or representatives, from all rights, claims and actions which the releasing party now has or may have against them at law or in equity arising out of or related to the affairs of Simex, Probity, Remote Business Management, LLC or RBI, including any claim asserted or assertable at this time.  This release is intended by the parties to release all claims, whether known, unknown, foreseen, unforeseen, patent or latent, which the releasing party has or may have had against such parties arising out of or related to the affairs of Simex, Probity, Remote Business Management, LLC or RBI for all matters including any existing written or oral agreement, for fraud, breach of fiduciary duty or in tort, and includes all matters discussed in the August 31, 2004 Memorandum of Understanding which are not specifically dealt with herein, which matters the parties agree are moot, have been fully performed or are no longer important to the party who was the beneficiary of the term.  Specifically, Simex releases and quit claims to Probity, Remote Business Management, LLC and RBI any interest in any furniture, fixtures, equipment, inventory or personal property of any kind whatsoever presently in the possession of Probity, Remote Business Management, LLC and RBI.  Each party understands and acknowledges the significance and consequence of such specific intention to release all claims.

5.

Miscellaneous.  This Agreement represents the entire and complete agreement between the parties hereto and all prior agreements, understandings, obligations or statements by and between the parties concerning the subject matter hereby will be merged with and into and be superseded by this Agreement and shall be of no further force and effect.  No modification, amendment or waiver of neither any provision of this Agreement, nor any consent to any departure by any party from the terms hereof, shall be effective unless the same be in writing and signed by all parties hereto.  This Agreement may be executed in counterpart.

SIMEX TECHNOLOGIES, INC.

/s/ Kjell I. Jagelid

By: Kjell Jagelid, CEO

PROBITY INVESTIGATIONS, INC.

/s/ G. Todd Redding

____________________________

By: G. Todd Redding, CEO

REMOTE BUSINESS, INC.

/s/ G. Todd Redding

____________________________

By: G. Todd Redding

Title: CEO

REMOTE BUSINESS MANAGEMENT, LLC

/s/ G. Todd Redding

____________________________

By: G. Todd Redding

Title:  Managing Member

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